Exhibit 10.2

SURGIQUEST, INC.

AMENDED AND RESTATED

2006 STOCK PLAN

(Amended and Restated as of June 12, 2007)

I. GENERAL

1.                   Purpose.

The purpose of this Amended and Restated 2006 Stock Plan (the “Plan”) is to secure for SurgiQuest, Inc., a Delaware corporation (together with its parent and any subsidiary thereof, the “Corporation”) and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Corporation who are expected to contribute to the Corporation’s future growth and success. The Plan permits grants of options to purchase shares of Common Stock and awards of Restricted Shares. Those provisions of the Plan which make express reference to Section 422 of the Code shall apply only to Incentive Stock Options. Capitalized but otherwise undefined terms herein shall have the meanings ascribed to them in Section 29 hereof.

2.                   Plan Administration; General.

(a)              Administration. The Plan will be administered by the Board of Directors, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its discretion grant Restricted Shares and options to purchase shares of Common Stock and issue shares upon exercise of such options as provided in the Plan. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the respective option and Restricted Share agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option and Restricted Share agreements, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or Restricted Share agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3), delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, and if the Committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such Committee with respect to the powers so delegated.

(b)              Options or Restricted Share Awards to Directors. Any director to whom an option or Restricted Share award is granted shall be ineligible to vote upon his option or Restricted Share grant, but such option or Restricted Share grant may be awarded to any such director by a vote of the remainder of the directors, except as limited below.

(c)               Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply to the Corporation only at such time as the Corporation’s Common Stock is registered under the Exchange Act, and then only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

(d)              Compliance with Section 162(m) of the Code. Section 162(m) of the Code generally limits the tax deductibility to publicly held companies of compensation in excess of $1,000,000 paid to certain “covered employees” (“Covered Employees”). It is the Corporation’s intention to preserve the deductibility of such compensation to the extent it is reasonably practicable and to the extent it is consistent with the Corporation’s compensation objectives. For purposes of this Plan, Covered Employees of the Corporation shall be those employees of the Corporation described in Section 162(m)(3) of the Code.

(e)               Special Provisions Applicable to Non-Statutory Options Granted to Covered Employees. In order for the full value of Non-Statutory Options granted to Covered Employees to be deductible by the Corporation for federal income tax purposes, the Corporation may intend for such Non-Statutory Options to be treated as “qualified performance based compensation” as described in Treasury Regulation § 1.162-27(e) (or any successor regulation). In such case, Non-Statutory Options granted to Covered Employees shall be subject to the following additional requirements:

(i)                                          such options and rights shall be granted only by the Board of Directors; and

(ii)                                       the exercise price of such options shall in no event be less than the Fair Market Value (as defined in Section 16) of the Common Stock as of the date of grant of such options.

3.  Eligibility.

(a)              General. Options and Restricted Shares may be granted to persons who are, at the time of grant in a Business Relationship with the Corporation; provided that Incentive Stock Options may only be granted to individuals who are employees of the Corporation (within the meaning of Section 3401(c) of the Code). A person who has been granted an option or Restricted Shares (each, a “Participant”) may, if otherwise eligible, be granted additional options or Restricted Shares if the Board of Directors shall so determine. For purposes of this Plan, the Business Relationship is considered as continuing during a period in which a Participant is on military or sick leave or other bona fide leave of absence, as long as the leave does not exceed 90 days; provided, however, that a leave that lasts longer than 90 days will not be considered an interruption of the Business Relationship if such Participant’s right to resume the Business Relationship is guaranteed by contract or statute.

(b)              Grant of Options to Reporting Persons. From and after the registration of the Common Stock of the Corporation under the Exchange Act, the selection of a director or an officer who is a Reporting Person (as the terms “director” and “officer” are defined for purposes of Rule 16b-3) as a Participant, the timing of the option or Restricted Share grant, the exercise price of the option and the number of Restricted Shares or shares subject to the option shall be determined either (i) by the Board of Directors, or (ii) by a committee consisting of two or more Non-Employee Directors having full authority to act in the matter.

4.  Stock Subject to Plan.

The Restricted Shares or the stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 19 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is Six Hundred Fifteen Thousand (615,000) shares. If any Restricted Shares are reacquired by the Corporation or forfeited or if an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the forfeited Restricted Shares or unpurchased shares subject to such option shall again be available for subsequent option or Restricted Share grants under the Plan.

5.  Option and Restricted Share Agreements.

(a)              Agreements. As a condition to the grant of Restricted Shares or an option under the Plan, each Participant shall execute a Restricted Share or an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option or Restricted Share agreements may differ among Participants.

(b)              Additional Provisions. The Board of Directors may include, in option or Restricted Share agreements, provisions regarding, without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to Participants upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such provisions shall not be inconsistent with any other term or condition of the Plan and such provisions shall not cause any Incentive Stock Options granted under the Plan to fail to qualify as an Incentive Stock Option.

II. OPTIONS

6.  Types of Options.

Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Corporation and may be either Incentive Stock Options or Non-Statutory Options.

7.  Purchase of Options.

(a)              Exercise Price. The exercise price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors at the time of grant of such option; provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Market Value of such stock at the time of grant of such option, or less than 110% of such Fair Market Value in the case of options described in Section 14(b); and provided, further, that in the case of a Non-Statutory Option the exercise price shall not be less than 50% of the Fair Market Value of such stock at the time of grant of such option.

(b)              Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Corporation in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Corporation of shares of Common Stock of the Corporation having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the Participant payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 and Regulation T promulgated by the Federal Reserve Board), or (iii) by any combination of such methods of payment.

(c)          Cashless Exercise. Notwithstanding the provisions of Section 7(b) to the contrary, if approved by the Board of Directors and if the Fair Market Value of one share of Common Stock of the Corporation is greater than the exercise price on the date of exercise, in lieu of paying the exercise price in cash, a Participant may elect upon exercise to receive that number of shares of Common Stock equal to the value (as determined below) of a share to be exercised minus the exercise price by delivering notice of such election to the Corporation, in which event the Corporation shall issue to such Participant a number of shares of Common Stock computed using the following formula:

X = Y(A-B)

A

Where                                     X = the number of shares of Common Stock to be issued to such Participant

Y = the number of shares to be exercised

A = the Fair Market Value of one share of the Corporation’s Common Stock (at the date of exercise)

B = exercise price (as adjusted to the date of such calculation).

8.  Exercise of Options.

(a)         Timing; Acceleration; Extension. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. No option granted to a Reporting Person for purposes of the Exchange Act, however, shall be exercisable during the first six (6) months after the date of grant. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Directors may: (i) in the option agreement, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events; (ii) at any time prior to the complete termination of an option, accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised, unless such acceleration would violate Section 422D of the Code; and/or (iii) extend the date or dates on which all or any particular option or options granted under the Plan may be exercised, unless such extension would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 (if applicable).

(b)         Expiration of Options. Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Directors and set forth in the applicable option agreement; provided that such date shall not be later than ten (10) years after the date on which the option is granted.

9.  Nontransferability of Options.

No option granted under this Plan may be assigned or otherwise transferred by any Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. An option may be exercised during the lifetime of a Participant only by such Participant. If any Participant should attempt to dispose of or encumber his options, other than in accordance with the applicable terms of this Plan or the applicable option agreement, his interest in such options shall terminate.

10. Effect of Termination of Business Relationship, Death or Disability on Non-Statutory Options.

(a)              Termination of Business Relationship; Death or Disability. Subject to the provisions of the Plan, a Participant may exercise an option (but only to the extent such option was exercisable at the time of termination of such Participant’s Business Relationship with the Corporation) at any time within three (3) months following the termination of such Participant’s Business Relationship with the Corporation or within one (1) year if such termination was due to the death or disability of such Participant, but, in no event later than the expiration date of the option.

(b)              Termination for Cause or Upon Breach. If the termination of a Participant’s Business Relationship is for Cause, except as otherwise provided in the applicable option agreement or other Corporate Agreement, all outstanding options shall expire immediately upon such termination. The Board of Directors shall have the power to determine whether a Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determinations shall be final and conclusive and binding upon the Participant. In addition to the foregoing, all outstanding options shall expire immediately, if, at any time following termination of the Business Relationship, a Participant breaches any Corporate Agreement that survives termination of such Business Relationship.

11. Suspension of Option.

The Corporation may suspend for a reasonable period or periods the time during which any option granted pursuant to the Plan may be exercised if, in the opinion of the Corporation, such suspension is required to enable the Corporation to remain in compliance with regulatory requirements relating to the issuance of shares of Common Stock. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of the shares of Common Stock reserved for options upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting or exercise of an option or the issue or purchase of shares under an option, the option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation. The Corporation shall be under no obligation to effect or obtain any such listing, registration, qualification, consent or approval if the Corporation shall determine, in its discretion, that such action would not be in the best interest of the Corporation. The Corporation shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock subject to an option upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body with respect to the granting or exercise of an option or the issue or purchase of shares under an option.

12. Cancellation and New Grant of Options, Etc.

The Board of Directors shall have the authority to, at any time and from time to time, with the consent of the affected Participants: (i) cancel any or all outstanding options under the Plan and the grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock and having the same or different exercise price, or (ii) amend the terms of any and all outstanding options under the Plan to provide for a different exercise price.

13. Rights as a Stockholder.

A Participant shall have no rights as a stockholder with respect to any shares covered by any option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14. Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

(a)              Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

(b)              10% Stockholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i)                                     The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock at the time of grant; and

(ii)                                  the option exercise period shall not exceed five (5) years from the date of grant.

(c)               Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Corporation) that are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one (1) calendar year for shares of Common Stock with an aggregate Fair Market Value, as of the respective date or dates of grant, of more than $100,000 (or such other limitations as the Code may provide).

(d)              Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the Participant causing such exercise is, and has been continuously since the date of grant of his option, employed by the Corporation, except that:

(i)                                     an Incentive Stock Option may be exercised (to the extent such option was exercisable at the time of termination of the Participant’s employment with the Corporation) within the period of three (3) months after the date the Participant ceases to be an employee of the Corporation (or within such lesser period as may be specified in the applicable option agreement), provided, that the option agreement may designate a longer exercise period and that the exercise after such three (3) month period shall be treated as the exercise of a Non-Statutory Option under the Plan and provided, further, that if the termination of the Participant’s employment is for Cause, except as provided in any applicable option agreement or other Corporate Agreement, all outstanding options shall expire immediately upon such termination. The Board of Directors shall have the power to determine whether a Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determinations shall be final and conclusive and binding upon such Participant. In addition to the foregoing, all outstanding options shall expire immediately, if, at any time following termination of employment with the Corporation, such Participant breaches any Corporate Agreement that survives termination of the Business Relationship;

(ii)                                  if a Participant dies while in the employ of the Corporation or if a Participant dies within three (3) months after such Participant ceases to be an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one (1) year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

(iii)                               if a Participant becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provisions thereto) while in the employ of the Corporation, the Incentive Stock Option may be exercised within the period of one (1) year after the date such Participant ceases to be an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Treasury Regulation 1.421-7(h) (or any successor regulation). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

III. RESTRICTED SHARES

15. Restricted Shares.

(a)              Awards. The Board of Directors may from time to time in its discretion award Restricted Shares to individuals or entities in a Business Relationship with the Corporation and may determine the number of Restricted Shares awarded and the terms and conditions thereof including the amount of payment, if any, to be made by a Participant for such Restricted Shares.

(b)              Restricted Period; Lapse of Restrictions. At the time an award of Restricted Shares is made, the Board of Directors shall establish a period of time (the “Restricted Period”) applicable to such award which shall not be less than one (1) year nor more than ten (10) years. Each award of Restricted Shares may have a different Restricted Period. In lieu of establishing a Restricted Period, the Board of Directors may establish restrictions based only on the achievement of specified performance measures. At the time an award is made, the Board of Directors may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Restricted Shares. Such conditions may include, without limitation, the death or disability of a Participant, retirement of a Participant, termination by the Corporation of a Participant’s Business Relationship other than for Cause, or the occurrence of a Change of Control. Such conditions may also include performance measures, which, in the case of an award of Restricted Shares to a Covered Employee, shall be based on one or more of the following criteria: earnings per share, market value per share, return on invested capital, return on operating assets and return on equity. The Board of Directors may also, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse of restrictions with respect to all or any portion of the Restricted Shares at any time after the date the award is made.

(c)               Rights of Holder; Limitations Thereon. Upon an award of Restricted Shares, a stock certificate representing the number of Restricted Shares awarded shall be registered in the name of the Participant granted such Restricted Shares and, at the discretion of the Board of Directors, will be either delivered to such Participant with an appropriate legend or held in custody by the Corporation or a bank for such Participant’s account. A Participant shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares, except that the following restrictions shall apply: (i) with respect to each Restricted Share, a Participant shall not be entitled to delivery of an unlegended certificate until the expiration or termination of the Restricted Period, and the satisfaction of any other conditions prescribed by the Board of Directors relating to such Restricted Share; (ii) with respect to each Restricted Share, such share may not be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of until the expiration of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors, relating to such Restricted Share (except, subject to the provisions of the Participant’s stock restriction agreement, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules promulgated thereunder); and (iii) all of the Restricted Shares as to which restrictions have not at the time lapsed shall be forfeited and all rights of a Participant to such Restricted Shares shall terminate without further obligation on the part of the Corporation unless such Participant has maintained a Business Relationship with the Corporation until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such Restricted Shares. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Corporation without further action by the Participant. At the discretion of the Board of Directors, cash and stock dividends with respect to the Restricted Shares may be either currently paid or withheld by the Corporation for the Participant’s account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Directors. A Participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 19 hereof.

(d)     Delivery of Unrestricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by this Plan or by law including without limitation securities laws, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the case may be.

IV. FAIR MARKET VALUE

16. Fair Market Value.

“Fair Market Value” of a share of Common Stock of the Corporation as of a specified date for the purposes of the Plan shall mean the closing price of a share of the Common Stock on the principal securities exchange on which such shares are traded on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which such shares are traded if no shares were traded on such immediately preceding day, or if the shares are not traded on a securities exchange, Fair Market Value shall be deemed to be the average of the high bid and low asked prices of the shares in the over-the-counter market on the day immediately preceding the date as of which Fair Market Value is being determined or on the next preceding date on which such high bid and low asked prices were recorded. If the shares are not publicly traded, Fair Market Value of a share of Common Stock (including in the case of any repurchase of shares, any distributions with respect thereto which would be repurchased with the shares) shall be determined in good faith by the Board of Directors. In no case shall Fair Market Value be determined with regard to restrictions other than restrictions which, by their terms, will never lapse.

V. MISCELLANEOUS

17. Compliance with Corporate Agreements.

(a)              Except in accordance with any and all applicable Corporate Agreements, no Participant may Transfer his shares of Common Stock or any interest in such shares of Common Stock to any person or entity without the prior written consent of the Corporation. The Corporation may place an appropriate legend on the share certificates issued pursuant to this Plan to reflect the restrictions imposed by this Plan and applicable securities laws.

(b)              No Participant holding shares of Common Stock may make any Transfer, or enter into, consent to, or vote in favor of any transaction that would result in any Transfer unless all the provisions of this Plan and any Corporate Agreement that are applicable to such Transfer have been complied with.

18. General Restrictions.

(a)              Investment Representations. The Corporation may require a Participant, as a condition of receiving Restricted Shares or exercising an option, to give written assurances in substance and form satisfactory to the Corporation to the effect that such person is acquiring the Restricted Shares or Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Corporation deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Corporation in connection with any public offering of its Common Stock.

(b)              Compliance with Securities Law. Each option and grant of Restricted Shares shall be subject to the requirement that if, at any time, counsel to the Corporation shall determine that the listing, registration or qualification of the Restricted Shares or Common Stock subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of shares thereunder, such Restricted Shares shall not be granted and such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

19. Adjustment Provisions for Recapitalization, Reorganizations and Related Transactions.

(a)              Recapitalization and Related Transactions. If, through or as a result of any recapitalization, reclassification, stock dividend, stock split, reverse stock split, liquidation, exchange of shares, spin-off, combination, consolidation or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Corporation, or (ii) additional shares or new or different shares or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of Restricted Shares granted and shares or other securities subject to any then outstanding options under the Plan, and (z) the exercise price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 19 if such adjustment (A) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 or (B) would be considered as the adoption of a new plan requiring stockholder approval.

(b)         Reorganization, Merger and Related Transactions. If the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any then outstanding options or Restricted Shares shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Restricted Shares or options would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the shares remaining subject to the options immediately prior to such reorganization, merger, or consolidation.

(c)          Board Authority to Make Adjustments. Any adjustments made under this Section 19 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

20. Change of Control; Acceleration.

(a)              The Corporation shall give each Participant at least five (5) days notice prior to the consummation of a Change of Control.

(b)              From and after a Change of Control:

(i)                                     if an Participant continues in a Business Relationship with a successor corporation or a parent or a subsidiary of such successor corporation (such entity, the “Successor Corporation”), such Business Relationship shall be deemed to be continued Business Relationship with the Corporation and all outstanding options and Restricted Share awards shall be assumed by the Successor Corporation or substituted by new options or restricted shares on terms no less favorable to the Participant than those provided hereunder and under any applicable Corporate Agreement;

(ii)                                  if at any time in the period ninety (90) days prior to the consummation of the Change of Control or before the first anniversary of the consummation of the Change of Control (A) a Participant’s Business Relationship is terminated by the Corporation or Successor Corporation without Cause or (B) a Participant terminates his Business Relationship with the Corporation or Successor Corporation for Good Reason, then upon the later of (I) the consummation of such Change of Control or (II) the date of the termination of such Participant’s Business Relationship, all outstanding options or Restricted Shares, as the case may be, held by such Participant or Participant on such date shall immediately become fully vested and, in the case of options, fully exercisable;

(iii)                               in the event that the Successor Corporation refuses to assume all outstanding options of the Corporation or to substitute options as provided in Section 20(b)(i) above, then: (A) all options held by any Participant having a Business Relationship with the Corporation for at least twelve consecutive months immediately prior to the Change of Control shall immediately become fully vested and fully exercisable immediately prior to the Change of Control, provided that such Participant has a Business Relationship with the Corporation at such time; and (B) fifty percent (50%) of all unvested options held by any Participant having a Business Relationship with the Corporation for at least six consecutive months but less than twelve consecutive months immediately prior to the Change of Control shall immediately become fully vested and fully exercisable immediately prior to the Change of Control, provided that such Participant has a Business Relationship with the Corporation at such time; and

(iv)                              in the event that the Successor Corporation refuses to assume all Restricted Share awards of the Corporation or to substitute restricted share awards as provided in Section 20(b)(i) above, then: (A) all Restricted Shares held by any Participant having a continuous Business Relationship with the Corporation for at least the twelve consecutive months immediately prior to the Change of Control shall become unrestricted shares immediately prior to the Change of Control, provided that such Participant has a Business Relationship with the Corporation at such time; and (B) fifty percent (50%) of all Restricted Shares held by any Participant having a continuous Business Relationship with the Corporation for at least six consecutive months but less than twelve consecutive months immediately prior to the Change of Control shall become unrestricted shares immediately prior to the Change of Control, provided that such Participant has a Business Relationship with the Corporation at such time.

(c)               To the extent any vested and exercisable option is not exercised immediately prior to consummation of a Change of Control the unexercised portion of such option shall terminate in its entirety automatically upon such consummation and the Board of Directors shall notify the Participant of such fact at least two (2) days prior to the date on which such option terminates.

(d)              Any option (or portion thereof) that is neither vested and exercisable upon the consummation of the Change of Control nor assumed by the Successor Corporation shall terminate automatically upon the consummation of the Change of Control and the Board of Directors shall notify the Participant of such fact at least five (5) days prior to the date on which the option terminates. Any unvested portion of a Restricted Share award that is not assumed by the Successor Corporation shall terminate automatically upon the consummation of the Change of Control and the Board of Directors shall notify the Participant of such fact at least five (5) days prior to the date on which the Restricted Share award terminates.

(e)          For purposes of this Section 20, an option or a Restricted Share award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change of Control, each Participant would be entitled to receive upon exercise of the option or Restricted Share award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the option or the Restricted Share award at such time (after giving effect to any adjustments in the number of shares covered by the option or Restricted Share award as provided for in this Section 20); provided, however, that if the consideration received in the transaction is not solely common stock of the Successor Corporation, the Board of Directors may, with the consent of the Successor Corporation, provide for the consideration to be received upon exercise of the option or Restricted Share award to be solely common stock of the Successor Corporation equal to the Fair Market Value of the per share consideration received by holders of Common Stock in the transaction.

21.            No Requirement to Continue Business Relationship.

Nothing contained in the Plan or in any Restricted Share or option agreement shall confer upon any Participant any right with respect to the continuation of his Business Relationship with the Corporation or interfere in any way with the right of the Corporation at any time to terminate or alter the scope of such Business Relationship.

22.            Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of (a) the grant of Restricted Shares or lapse of restrictions thereon or (b) the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

23.       Amendment of the Plan.

(a)              The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Corporation is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or under Rule 16b-3, the Board of Directors may not effect such modification or amendment without such approval.

(b)              The termination or any modification or amendment of the Plan shall not, without the consent of an affected Participant, affect his rights under an option or grant of Restricted Shares previously granted to him. With the consent of such affected Participant, the Board of Directors may amend outstanding option or Restricted Share agreements with such Participant in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded Incentive Stock Options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option or grant of Restricted Shares to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

24. Withholding.

(a)              General. The Corporation, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options or lapse of restrictions on Restricted Shares under the Plan. Subject to the prior approval of the Corporation, which may be withheld by the Corporation in its discretion, such Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or lapse of restrictions on Restricted Shares, or (ii) by delivering to the Corporation shares of Common Stock already owned by the Participant or Participant. The shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined. A Participant who has made an election pursuant to this Section 24(a) may satisfy his withholding obligation only with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)              Incentive Stock Options. The acceptance of shares of Common Stock upon exercise of an Incentive Stock Option shall constitute an agreement by the Participant: (i) to notify the Corporation if any or all of such shares are disposed of by such Participant within two (2) years from the date the option was granted or within one (1) year from the date the shares were transferred to such Participant pursuant to the exercise of the option, and (ii) if required by law, to remit to the Corporation, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Corporation’s federal, state and local withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), such Participant is employed by the Corporation at the time of such disposition.

(c)               Reporting Persons. Notwithstanding the foregoing, in the case of a Reporting Person whose options have been granted in accordance with the provisions of Section 3(b) herein, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

25. Effective Date and Duration of the Plan.

(a)     Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, no options previously granted under the Plan shall be deemed to be Incentive Stock Options and no Incentive Stock Options shall be granted thereafter. Amendments to the Plan not requiring stockholder approval shall become effective when adopted by the Board of Directors; amendments requiring stockholder approval (as provided in Section 23) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Corporation to grant such Incentive Stock

Option to a particular Participant) unless and until such amendment shall have been approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months of the Board’s adoption of such amendment, any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Corporation to grant such option to a particular Participant. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

(b)     Termination. Unless sooner terminated in accordance with this Plan, the Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of Restricted Shares or options granted under the Plan. If the date of termination is determined under (i) above, then Restricted Shares or options outstanding on such date shall continue to have force and effect in accordance with the provisions of the option and Restricted Shares agreements.

26.            Common Stock Underlying Options Subject to Stockholders Agreement.

If so determined by the Board of Directors, as a condition to the grant of an option or an award of Restricted Shares under the Plan, each Participant shall execute and deliver a Stockholders Agreement or similar agreement or a joinder agreement to an existing Stockholders Agreement or similar agreement between and among the Corporation and its stockholders, in the form(s) prescribed by the Corporation, pursuant to which such Participant will agree to be bound by all of the terms and conditions of such agreement upon the exercise of the option or upon receipt of the Restricted Shares.

27.            Governing Law.

The provisions of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

28.            Pronouns.

As used in this Plan, all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

29.            Definitions.

As used in this Plan, the following terms shall have the respective meanings set forth below or in the Section of the Plan set forth below:

(a)              “Board of Directors” shall mean the Board of Directors of the SurgiQuest, Inc., a Delaware corporation.

(b)              “Business Relationship” shall mean serving the Corporation or a Successor Corporation in the capacity of an employee, officer, director, advisor or consultant.

(c)               “Cause” shall mean (i) any negligence, gross negligence or willful misconduct that materially and adversely affects the best interests of the Corporation or Successor Corporation, as the case may be, (ii) the Participant’s conviction of any felony or crime involving dishonesty, (iii) the failure by the Participant to diligently perform his duties to the reasonable satisfaction of the Corporation or Successor Corporation, as the case may be; (iv) material breach by the Participant of any Corporate Agreement; or (v) any intentional act by the Participant of competition with or against the interest of the Corporation or the Successor Corporation, as the case may be.

(d)              “Change of Control” shall mean a sale of all or substantially all of the Corporation’s assets or capital stock, or any merger or consolidation pursuant to which the Corporation’s stockholders shall receive cash or securities of another corporation and less than 50% of the outstanding capital stock of the surviving corporation pursuant to such merger or consolidation shall be owned by the stockholders of the Corporation.

(e)               “Code” shall mean the Internal Revenue Code of 1986, as amended or replaced from time to time.

(f)                “Committee” shall have the meaning set forth in Section 2(a) of the Plan

(g)               “Common Stock” shall mean shares of the common stock of the SurgiQuest, Inc., a Delaware corporation, $0.001 par value per share.

(h)              “Corporation” shall have the meaning set forth in Section 1 of the Plan.

(i)                  “Corporate Agreement” shall mean any agreement between the Corporation and a Participant, including without limitation an employment, consulting, confidentiality, proprietary rights, noncompetition or non-disclosure agreement, a stock option agreement, or a restricted stock agreement.

(j)                 “Covered Employee” shall have the meaning set forth in Section 2(d) of the Plan.

(k)              “ERISA” shall mean the Employee Retirement Income Security Act.

(l)                  “Exchange Act” shall mean the Securities Exchange Act of 1934.

(m)          “Fair Market Value” shall have the meaning set forth in Section 16 of the Plan.

(n)              “Good Reason” shall mean (i) a material breach by the Corporation or Successor Corporation of any of the material terms of any employment agreement then in effect between the Corporation or Successor Corporation, as the case may be, and the Participant or Participant and the expiration of any applicable notice or cure periods relating thereto, (ii) a requirement by the Corporation or Successor Corporation that the Participant, without his consent, relocate from his residence or to commute more than sixty (60) miles from the offices of the Corporation at which he was principally employed, or (iii) a material diminution in the Participant’s title, duties or responsibilities or conditions of his Business Relationship from those in effect ninety (90) days prior to the consummation of the Change of Control, or a reduction in the Participant’s annual base salary in effect ninety (90) days prior to the consummation of the Change of Control (other than a reduction applicable generally to substantially all individuals with Business Relationships with the Corporation or Successor Corporation, as the case may be).

(o)              “Incentive Stock Options” shall mean options meeting the requirements of Section 422 of the Code.

(p)              “Non-Employee Director” shall mean a member of the Board of Directors who qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3.

(q)              “Non-Statutory Options” shall mean options which are not intended to meet the requirements of Section 422 of the Code.

(r)                 “Participant” shall have the meaning set forth in Section 3 of the Plan.

(s)                “Plan” shall have the meaning set forth in Section 1 of the Plan.

(t)                 “Restricted Period” shall have the meaning set forth in Section 15(b) of the Plan.

(u)              “Restricted Shares” shall mean awards of shares of Common Stock that are restricted as provided in Section 15 of the Plan.

(v)              “Reporting Person” shall have the meaning set forth in Section 2(c) of the Plan.

(w)            “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

(x)              “Successor Corporation” shall have the meaning set forth in Section 20(b)(i).

(y)              “Transfer” means any sale, pledge, assignment, encumbrance, gift or other disposition or transfer by any person or entity of outstanding shares of Common Stock of the Corporation or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification, or tender or exchange offer (for all or part of the outstanding shares of capital stock of the Corporation), whether or not the person or entity making such transfer votes for or against any transaction involving any such Transfer.

Amendment

to the

SURGIQUEST, INC.

AMENDED AND RESTATED

2006 STOCK PLAN

November 14, 2008

The Board of Directors and the Stockholders of SurgiQuest, Inc., a Delaware Corporation, having the requisite votes necessary to authorize or take such actions, adopted resolutions by written consent authorizing and approving this amendment to its Amended and Restated 2006 Stock Plan (the “Plan”) as set forth below:

The Plan is hereby amended by deleting Section 4 in its entirety and replacing such section with the following:

“4. Stock Subject to Plan.

The Restricted Shares or the stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 19 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is Six Hundred Seventy-Five Thousand (675,000) shares. If any Restricted Shares are reacquired by the Corporation or forfeited or if an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the forfeited Restricted Shares or unpurchased shares subject to such option shall again be available for subsequent option or Restricted Share grants under the Plan.”

Certification

The foregoing Amendment was approved and adopted by the Board of Directors on November 13, 2008 and by the Stockholders on November 14, 2008.

/s/ Kourosh Azarbarzin
Name:	Kourosh Azarbarzin
Title:	President

Amendment

to the

SURGIQUEST, INC.

AMENDED AND RESTATED

2006 STOCK PLAN

May 29, 2008

The Board of Directors and the Stockholders of SurgiQuest, Inc., a Delaware Corporation, having the requisite votes necessary to authorize or take such actions, adopted resolutions by written consent authorizing and approving the amendment to its Amended and Restated 2006 Stock Plan (the “Plan”) as set forth below:

The Plan is hereby amended by deleting Section 4 in its entirety and replacing such section with the following:

“4. Stock Subject to Plan.

The Restricted Shares or the stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 19 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is Six Hundred Forty-Five Thousand (645,000) shares.   If any Restricted Shares are reacquired by the Corporation or forfeited or if an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the forfeited Restricted Shares or unpurchased shares subject to such option shall again be available for subsequent option or Restricted Share grants under the Plan.”

Certification

The foregoing Amendment was approved and adopted by the Board of Directors on May 28, 2008 and by the Stockholders on May 28, 2008.

/s/ Kourosh Azarbarzin
Name:	Kourosh Azarbarzin
Title:	President

AMENDMENT

TO THE

SURGIQUEST, INC.

AMENDED AND RESTATED

2006 STOCK PLAN

MARCH 22, 2011

The Board of Directors and the Stockholders of SurgiQuest, Inc., a Delaware Corporation, having the requisite votes necessary to authorize or take such actions, adopted resolutions by written consent authorizing and approving the amendment to its Amended and Restated 2006 Stock Plan (the “Plan”) as set forth below:

The Plan is hereby amended by deleting Section 4 in its entirety and replacing such section with the following:

“4. Stock Subject to Plan.

The Restricted Shares or the stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 19 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is [One Million Three Hundred Fifty-Six Thousand Two Hundred Forty-Six (1,356,246) shares. If any Restricted Shares are reacquired by the Corporation or forfeited or if an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the forfeited Restricted Shares or unpurchased shares subject to such option shall again be available for subsequent option or Restricted Share grants under the Plan,”

Certification

The foregoing Amendment was approved and adopted by the Board of Directors on March 22, 2011 and by the Stockholders on March 22, 2011.

/s/ Kourosh Azarbarzin
Name:	Kourosh Azarbarzin
Title:	President

AMENDMENT

TO THE

SURGIQUEST, INC.

AMENDED AND RESTATED

2006 STOCK PLAN

MARCH 10, 2015

The Board of Directors and the Stockholders of SurgiQuest, Inc., a Delaware Corporation, having the requisite votes necessary to authorize or take such actions, adopted resolutions by written consent authorizing and approving the amendment to its Amended and Restated 2006 Stock Plan (the “Plan”) as set forth below:

The Plan is hereby amended by deleting Section 4 in its entirety and replacing such section with the following:

“4. Stock Subject to Plan.

The Restricted Shares or the stock subject to options granted under the Plan shall be shares of authorized but unissued or reacquired Common Stock. Subject to adjustment as provided in Section 19 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is Two Million Eight Hundred Sixteen Thousand Two Hundred Forty-Six (2,816,246) shares. If any Restricted Shares are reacquired by the Corporation or forfeited or if an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, the forfeited Restricted Shares or unpurchased shares subject to such option shall again be available for subsequent option or Restricted Share grants under the Plan.”

Certification

The foregoing Amendment was approved and adopted by the Board of Directors on March 10, 2015 and by the Stockholders on March 10, 2015

/s/ Kourosh Azarbarzin
Name:	Kourosh Azarbarzin
Title:	President